                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 15, 1999

                 AmeriCredit Automobile Receivables Trust 1998-B
             (Exact Name of Registrant as specified in its charter)

       United States                  333-36365                 88-0359494
       -------------                  ---------                 ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                           c/o AmeriCredit Financial
                                Services, Inc.
                           Attention: Daniel E. Berce
                              200 Bailey Avenue
                             Fort Worth, TX 76107
                             (Address of Principal
                               Executive Office)

                                 (817) 332-7000
                           Registrant's phone number

Item 5.  Other Events

         Information relating to distributions to Noteholders for the May, 1999 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, Class A-4 Asset Backed Notes, and the Class A-5 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of May 11, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

         Exhibit No.    Exhibit
         -----------    -------
            99.1        Preliminary Servicer's Certificate and Servicer's
                        Certificate for the May, 1999 Collection Period
                        relating to the Notes issued by the Registrant pursuant
                        to the Agreement.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1998-B

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



June 15, 1999

                                 EXHIBIT INDEX

Exhibit
-------
 99.1          Preliminary Servicer's Certificate and Servicer's Certificate
               for the May, 1999 Collection Period relating to the Notes
               issued by the Registrant.